3.9	Form of Flow Through Subscription Agreement ($0.40) dated for reference February 8, 2006

SUBSCRIPTION AGREEMENT

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, OR AN EXEMPTION FROM, THE PROSPECTUS AND REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR(S).

Subscription Agreement (“Agreement”) by and between _____________________ [an individual] [a ________________ corporation] (the “Subscriber”) and Mogul Energy International, Inc., a Delaware Corporation (the “Company”).

RECITALS:

WHEREAS, the Company is offering, on a no minimum basis, up to an aggregate of 3,000,000 shares of its common stock $0.0001 par value per share (the “Common Stock”) at a price of US$0.40 per share or US$1,200,000 in the aggregate (the “Offering”).

WHEREAS, separate and not as a part of the Offering, the Subscriber desires to purchase from the Company and the Company desires to sell to the Subscriber the number of shares of Common Stock of the Company to be issued on a “flow-through” basis pursuant to the Income Tax Act (Canada) set forth in Section 1.1 (the “Subscribed for Flow-Through Shares”) hereof, at a price of US$0.40 per share, subject to the terms and conditions set forth herein. All references herein to “dollars” or “$” shall be to U.S. dollars unless otherwise specified.

NOW THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.	Subscription and Purchase of Flow-Through Shares; Closing.

1.1	Subscription and Purchase of Shares.

Subject to the terms and conditions herein set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company ______________ Subscribed for Flow-Through Shares (the “Subscribed for Flow-Through Shares”), at a price of US$0.40 per share or an aggregate consideration of $__________(the “Purchase Price”).

1.2	Payment of Purchase Price.

Simultaneously with the execution and delivery of this Agreement by the Subscriber, the Subscriber shall deliver the Purchase Price by check payable to the Company or by wire transfer of funds pursuant to wiring instructions provided by the Company and as set forth on Exhibit 1.2 hereto.

1.3	Closing.

The closing of the purchase and sale of the Subscribed for Flow-Through Shares (the “Closing”) shall take place at the offices of the Company immediately following the execution of this Agreement by the Company, or at such other time and place or on such other business day thereafter as the parties hereto may agree (the “Closing Date”). On the Closing Date, the Company will direct its stock transfer agent to deliver a certificate(s) representing the Subscribed for Flow-Through Shares to the Subscriber against confirmation of collection of the Purchase Price.

1.4	Limitations of Offering.

The Subscriber acknowledges that the Company is offering and selling the Subscribed for Flow-Through Shares only to investors (the “Qualified Investors”) who are offshore investors who are not “US Persons” as that term is defined in Regulation S (which definition is set forth on Exhibit 1.4 hereto) as promulgated under the 1933 Act, and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside.

1.5	Canadian Investor Suitability Criteria; Prospectus and Registration Exemptions.

(a)    If such non US Persons are residents of the provinces of Alberta or British Columbia, Canada, they must either be (1) purchasing the Subscribed for Flow-Through Shares as principal and be “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI-45-106”), as adopted by, respectively, the British Columbia Securities Commission (the “BCSC”), and the Alberta Securities Commission (the “ASC”), or (2) investors who are purchasing the Subscribed for Flow-Through Shares as a principal and who are either

(i)	a director, senior officer or control person of the Company, or of an affiliate of the Company,

(ii)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company,

(iii)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company,

(iv)	a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company,

(v)	a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

(vi)	a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

(vii)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

(viii)
a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii), provided such person does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada), or

(ix)
a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii), provided such trust or estate does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada).

Collectively, the categories of prospective investors described in paragraphs 1.4 (a)(2)(i) through (ix) are herein referred to as “Family and Friends (Alberta and BC)”. If the Subscriber is resident in Alberta or British Columbia and is purchasing the Subscribed for Flow-Through Shares as an “accredited investor” within the meaning of NI-45-106 or as Family and Friends (Alberta and B.C.), the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached hereto as Exhibit “1.5(A)”.

(b)    if the Subscriber is a resident of Ontario, the Subscriber is purchasing the Subscribed for Flow-Through Common Shares as principal and is an “accredited investor” as defined in NI-45-106 as adopted by the Ontario Securities Commission (the “OSC”), or is an investor purchasing a principal and is (a) a founder of the Company, (b) an affiliate of a founder of the Company, (c) a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Company, or (d) a person that is a control person of the Company (collectively “Family and Friends (Ontario)”). If the Subscriber is resident in Ontario and is purchasing the Subscribed for Flow-Through Shares as an “accredited investor” within the meaning of NI-45-106 or as Family and Friends (Ontario), the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached hereto as Exhibit “1.5(B)”.

(c)    if the Subscriber is resident of Saskatchewan, the subscriber is purchasing the Subscribed for Flow-Through Shares as principal and is an “accredited investor” within the meaning of NI-45-106, and the Subscriber must deliver at closing, a duly completed and executed Representation Letter in the form attached hereto as “Exhibit “1.5C”.

2.	Subscriber’s Conditions of Closing.

The Subscriber’s obligation to purchase and pay for the Subscribed for Flow-Through Shares is subject to the satisfaction or waiver of the condition that the representations, warranties and covenants of the Company set forth in Section 4 hereof shall be true in all material respects on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; and, if the Closing Date is other than the date hereof, the Company shall deliver to Subscriber a certificate of a duly authorized officer of the Company, dated the Closing Date, to such effect.

3.	Company’s Conditions of Closing.

The Company’s obligation to sell the Subscribed for Flow-Through Shares is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 3.

3.1	Representations, Warranties and Covenants.

The representations, warranties and covenants of the Subscriber set forth in Section 5 hereof shall be true in all material respects on and as of the Closing Date.

3.2	Payment of Purchase Price.

The Subscriber shall have purchased and paid for the Subscribed for Flow-Through Shares by delivery of the Purchase Price.

3.3	No Adverse Action or Decision.

There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

3.4	Compliance with Securities Laws.

The offer and sale of the Subscribed for Flow-Through Shares under this Agreement shall have complied with, and shall not be prohibited by, all applicable requirements of the 1933 Act or applicable Canadian Securities Laws (as hereinafter defined).

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Subscriber that:

4.1	Corporate Existence.

The Company is a Company duly organized, legally existing, and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

4.2	Authorization; Enforcement.

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. When executed and delivered in accordance with the terms hereof, this Agreement shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Anything herein to the contrary notwithstanding, this Agreement shall not become a binding obligation of the Company until it has been accepted by the Company as evidenced by its execution by a duly authorized officer.

4.3	Agreement Not in Conflict.

The execution and delivery of this Agreement by the Company and the completion of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any statute, rule or regulation applicable to the Company; (B) the charter documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or, to the best of its knowledge, information and belief, the property or assets of the Company.

4.4	Authorized and Outstanding Capital Stock.

The Company’s authorized capital stock of consists of 100,000,000 shares of common stock, $0.0001 par value per share. Assuming the sale of the shares constituting the Offering are sold, there will be an aggregate of 32,854,310 shares issued and outstanding in addition to the shares being purchased pursuant hereto. Subscriber acknowledges that the Company will from time to time, offer and sell additional shares of common stock on such terms and conditions as its Board of Directors may determine.

5.	Representations, Warranties and Acknowledgements of Subscriber.

The Subscriber represents, warrants and covenants to the Company that:

5.1	Organization; Authority.

The Subscriber has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The Subscriber:

(a)    if a company, trust, partnership, qualified plan or other entity, it is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is authorized and qualified to become a holder of the Subscribed for Flow-Through Shares, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this agreement, and the acquisition of the Subscribed for Flow-Through Shares by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of the Subscriber;

(b)    if the Subscriber is not an individual, has the requisite power, authority and legal capacity to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise (as the case may be) with respect to such matters have been given or obtained; and

(c)    in any case, this Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or any of the Subscriber’s charter documents, or of any agreement to which the Subscriber is a party or by which it is bound.

5.2	Acquisition of Subscribed for Flow-Through Shares for Investment.

The Subscriber is acquiring the Subscribed for Flow-Through Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Subscribed for Flow-Through Shares or any part thereof or interest therein. Except as otherwise disclosed in writing to the Company, the Subscriber is not acting jointly or in concert with any other person or company for the purposes of acquiring any of the Subscribed for Flow-Through Shares.

5.3	Experience of Subscriber.

The Subscriber either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Subscribed for Flow-Through Shares, and has so evaluated the merits and risks of such investment and has determined that the Subscribed for Flow-Through Shares are suitable to investment for him.

5.4	Ability of Subscriber to Bear Risk of Investment.

The Subscriber acknowledges that the purchase of the Subscribed for Flow-Through Shares is a highly speculative investment, involving a high degree of risk and the Subscriber is able to bear the economic risk of an investment in the Subscribed for Flow-Through Shares; and, at the present time, is able to afford a complete loss of such investment.

5.5	No Conflict or Violation.

The execution, delivery, and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation or commitment applicable to Subscriber. The execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber’s charter documents (if the Subscriber is not a natural person) or any agreement to which the Subscriber is a party or by which it is bound.

5.6	Regulation S Representations, Acknowledgements and Warranties.

If the Subscriber is not a US Person as defined in Regulation S, Subscriber further represents and warrants that:

(a)    The Subscriber acknowledges that the Subscribed for Flow-Through Shares are being offered and sold in reliance on the exemptions from the registration requirements of the 1933 Act provided by the provisions of Regulation S as promulgated under the 1933 Act, and that the Subscribed for Flow-Through Shares may not be resold in the United States or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the 1933 Act as evidenced by an opinion of counsel acceptable to the Company, and that in the absence of an effective registration statement covering the Subscribed for Flow-Through Shares or an available exemption from registration under the 1933 Act, the Subscribed for Flow-Through Shares must be held indefinitely. The Subscriber further acknowledges that this Agreement is not intended as a plan or scheme to evade the registration requirements of the 1933 Act;

(b)    The Subscriber is a resident of the country set forth on the signature page hereto;

(c)    the Subscriber is not a “US Person” as that term is defined in Rule 902 of Regulation S, as more fully set forth in Exhibit 1.4 hereto;

(d)    the Subscriber is not, and on the Closing Date will not be, an affiliate of the Company;

(e)    the Subscriber agrees that all offers and sales of the Subscribed for Flow-Through Shares shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Subscribed for Flow-Through Shares under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Subscribed for Flow-Through Shares have been and will be offered or sold by the Subscriber to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Agreement is accepted by the Company (the “Distribution Compliance Period”), except pursuant to an effective registration statement as to the Subscribed for Flow-Through Shares or an applicable exemption from the registration requirements of the 1933 Act.

(f)     the Subscribed for Flow-Through Shares have not been offered to the Subscriber in the United States and the individuals making the decision to purchase the Subscribed for Flow-Through Shares and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the decision was made and this Agreement was executed and delivered;

(g)   the Subscriber will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Subscribed for Flow-Through Shares;

(h)   neither the Subscriber nor any of his affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Subscribed for Flow-Through Shares or any other Subscribed for Flow-Through Shares of the Company until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S.

5.7	Canadian Exemptions Representations, Acknowledgements and Warranties.

(a)    The Subscriber understands that it is purchasing the Subscribed for Flow-Through Shares pursuant to certain exemptions from the registration and prospectus requirements of applicable securities legislation in Canada (the “Canadian Securities Laws”) afforded by, without limitation, Sections 2.3 [Accredited Investors], 2.5 [Family, friends and business associates], and 2.7 [Family, friends and business associates (Ontario)] of NI 45-106 and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to the Subscriber in connection with the purchase of the Shares; (B) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation; and (C) the Company is relieved from certain obligations that would otherwise apply under securities legislation; and

(b)    the Subscriber is purchasing the Subscribed for Flow-Through Shares as principal solely for its own benefit and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Subscribed for Flow-Through Shares and the Subscriber is (A) an “accredited investor” as such term is defined in NI 45-106, has executed and delivered a duly completed Representation Letter in the form attached hereto as “Exhibits 1.5 (A), (B) or (C)” as applicable, representing that the Subscriber fits within one of the categories of “accredited investor” set forth in such definition and was not created and/or used solely to purchase or hold the Subscribed for Flow-Through Shares; or (B) satisfies the definition of Family and Friends (Alberta and BC) or Family and Friends (Ontario) as applicable in the province in which he resides.

5.8	Transfer Restrictions.

(a)    The Subscriber acknowledges that the certificates representing Subscribed for Flow-Through Shares shall bear a legend substantially as follows:

“THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, IN COMPLIANCE WITH REGULATION S AND/OR OTHER APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO REGISTRATIONS AND PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR(S), IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.”

(b)    The Subscriber understands and acknowledges that the Company has the right not to record a purported transfer of the Subscribed for Flow-Through Shares, without the Company being satisfied that such transfer is exempt from or not subject to (a) registration under the U.S. 1933 Act and any applicable state securities laws, and (b) the registration and prospectus requirements under Canadian Securities Laws.

(c)    In addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell the Subscribed for Flow-Through Shares under applicable Canadian Securities Law.

(d)    The Subscriber understands and acknowledges that the Company is not obligated to file and has no present intention of filing any registration statement or prospectus in respect of re-sales of the Subscribed for Flow-Through Shares with the SEC in the United States or with any of the provincial securities regulatory authorities in Canada.

(e)    The Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Subscribed for Flow-Through Shares as an investment for the Subscriber and the resale restrictions (including “hold periods”) to which the Subscribed for Flow-Through Shares will be subject under applicable securities legislation and confirms that no representation has been made to the Subscriber by or on behalf of the Company with respect thereto.

(f)    The Subscriber will not resell any Subscribed for Flow-Through Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules.

5.9	No Offering Memorandum.

The Subscriber acknowledges that the offering is being conducted without delivery of an offering memorandum and that it has not relied on any oral representation, warranty or information in connection with the offering of the Subscribed for Flow-Through Shares by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company.

5.10	No Approval by Regulatory Authority.

The Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of an investment in Subscribed for Flow-Through Shares of which the Subscribed for Flow-Through Shares are a part.

5.11	No Representation as to Value of Subscribed for Flow-Through Shares.

The Subscriber confirms that neither the Company nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Subscriber regarding the future value of the Subscribed for Flow-Through Shares and acknowledges and confirms that no representation has been made to the Subscriber with respect to the listing of the Subscribed for Flow-Through Shares on any exchange or that application has been or will be made be made for such listing. In making its investment decision with respect to the Subscribed for Flow-Through Shares, the Subscriber has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation made by or on behalf of the Company.

5.12	No Advertisement.

The Subscriber is not and has not become aware of any advertisement in printed public media or on radio, television or other form of communication (including electronic display such as the Internet) with respect to the Offering.

5.13	Conditional Sale.

The Subscriber understands that the sale and delivery of the Subscribed for Flow-Through Shares is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements. If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Subscribed for Flow-Through Shares.

5.14	No Joint Action.

Except as disclosed in writing to the Company, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring the Subscribed for Flow-Through Shares.

5.15	Tax Consequences.

The Subscriber understands that the investment in the Subscribed to Flow-Through Shares may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Subscriber to determine and assess such tax consequences as may apply to its particular circumstances, and the Subscriber has not received and is not relying on the Company for any tax advice whatsoever.

5.16	Legal Advice.

The Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution and delivery of this Subscription Agreement and the purchase of the Subscribed for Flow-Through Shares by it.

6.	Reliance and Indemnification.

6.1	Reliance and Timeliness.

The Subscriber understands and acknowledges that (i) the Subscribed for Flow-Through Shares are being offered and sold to the Subscriber without registration under the Securities Act or applicable Canadian Securities Laws in a private placement that is exempt from the registration provisions of the Securities Act and/or the registration and prospectus requirements of applicable Canadian Securities Laws and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any Representation Letter executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Subscribed for Flow-Through Shares. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement which takes place prior to Closing.

6.2	Indemnification.

The Subscriber agrees to indemnify the Company, and each of its officers, directors, employees, consultants and agents from and against all losses, claims, costs, expenses, damages or liabilities that any of them they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber acknowledges and agrees that the Company acts as trustee of the Subscriber’s covenants hereunder for each of its officers, directors, employees, consultants and agents entitled to indemnity hereunder and shall be entitled to enforce such covenants on behalf of such persons.

7.	Matters Relating to the Flow-Through Shares

7.1	Definitions.

In addition to other terms defined herein, for the purposes of this Section 7 the following words and phrases have the following meanings:

(a)    “Act” means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;

(b)    “Canadian Development Expense(s)” or “CDE” means Canadian development expenses described in paragraph (a) or (b) of the definition of “Canadian development expense” in subsection 66.2(5) of the Act or would be described in paragraph (f) of such definition if the words “any of paragraphs (a) to (e)” in that paragraph were read as “paragraph (a) or (b)”, excluding amounts which are prescribed to constitute “Canadian exploration and development overhead expense” under the Act and, the amount of any assistance described in paragraphs 66(12.62)(a) and 66(12.601)(c) of the Act;

(c)    “Canadian Exploration Expense(s)” or “CEE” means Canadian exploration expense described in paragraphs (a) or (d) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Act or that would be described in paragraph (h) of such definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.1)” were a reference to “paragraphs (a) and (d)”, excluding amounts which are prescribed to constitute “Canadian exploration and development overhead expense” under the Act, the amount of any assistance described in paragraph 66(12.6)(a) of the Act and any expense described in paragraph 66(12.6)(b. 1) of the Act;

(d)    “Commitment Amount” means an amount equal to $? [NTD: insert issue price] multiplied by the number of Flow-Through Shares subscribed and paid for pursuant to this Subscription Agreement;

(e)    “Expenditure Period” means the period commencing on the date of acceptance by the Company of this Subscription Agreement and ending on the earlier of.

(i)	the date on which the Commitment Amount has been fully expended in accordance with the terms hereof; and

(ii)	December 31, 2007;

(f)    “Principal Business Corporation” means a principal-business corporation as defined in subsection 66(15) of the Act;

(g)    “Qualifying CDE” means an amount of CDE incurred by the Company which is eligible for renunciation as CEE under subsection 66(12.601) of the Act; and

(h)    “Qualifying Expenditures” means expenses that are CEE or Qualifying CDE at the date they are incurred.

7.2	Representations and Warranties of the Company.

The Company hereby represents and warrants to the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) and acknowledges that the Subscriber is relying thereon that:

(a)    the Company has the full corporate right, power and authority to incur and renounce to the Subscriber, Qualifying Expenditures in an amount equal to the Commitment Amount; and

(b)    the incurring and renouncing of Qualifying Expenditures to the Subscriber pursuant hereto, does not and will not constitute a breach of or default under the constating documents of the Company or any law, regulation, order or ruling applicable to the Company or any agreement, contract or indenture to which the Company is a party or by which it is bound; and

(c)    the Company is, and at all material times will be, a Principal Business Corporation; and

(d)    upon issuance pursuant to the provisions hereof, the Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Act and will not constitute “prescribed shares” for the purpose of Regulation 6202.1 to the Act; and

(e)    neither the Company nor any corporation “associated” with it (as defined in the Act) is party to any other agreement for the issuance of flow-through shares for which the required expenditures have not been renounced; and

(f)    as of the date hereof, the taxable capital amount of the Company, as that expression is defined under subsection 66(12.6011) of the Act, does not exceed $15,000,000 for the purpose of determining the Company’s right to renounce expenses to the Subscriber pursuant to subsection 66(12.601) of the Act.

7.3	Covenants of the Company.

The Company covenants and agrees with the Subscriber:

(a)    to keep proper books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amount and the Qualifying Expenditures and upon reasonable notice and on a reasonable basis, to make such books, records and accounts available for inspection and review by or on behalf of the Subscriber at the Subscriber’s expense; and

(b)    to incur, during the Expenditure Period, Qualifying Expenditures in such amount as enables the Company to renounce to the Subscriber, Qualifying Expenditures in an amount equal to the Commitment Amount; and

(c)    to renounce to the Subscriber, pursuant to subsection 66(12.6) of the Act and effective on or before December 31, 2006, Qualifying Expenditures incurred during the Expenditure Period in an amount equal to the Commitment Amount; and

(d)    to deliver to the Subscriber within the time period required by the Act and in any event, not later than March 31, 2007, a statement setting forth the aggregate amounts of such Qualifying Expenditures renounced to the Subscriber; and

(e)    that all Qualifying Expenditures renounced to the Subscriber pursuant to this Subscription Agreement will be Qualifying Expenditures incurred by the Company that, but for the renunciation to the Subscriber, the Company would be entitled to deduct in computing its income for the purposes of Part I of the Act; and

(f)    that the Company will not reduce the amount to be renounced to the Subscriber hereunder and, in the event the Minister of National Revenue reduces the amount renounced to the Subscriber hereunder pursuant to subsection 66(12.73) of the Act, the Company shall indemnify the Subscriber as to, and pay in full settlement thereof to the Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by the Subscriber (or, if the Subscriber is a partnership, by any member thereof) as a consequence of such reduction, provided that in the event that the Company has fully satisfied its obligations in respect of the indemnity in accordance with this clause, all obligations of the Company hereunder to renounce to the Subscriber any amount of the Qualifying Expenditures shall immediately thereafter cease; and

(g)    that if the Company does not renounce to the Subscriber Qualifying Expenditures equal to the Commitment Amount effective on or before December 31, 2006, the Company shall indemnify the Subscriber as to, and pay in full settlement thereof to the Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by the Subscriber (or, if the Subscriber is a partnership, by any member thereof) as a consequence of such failure, provided that in the event that the Company has fully satisfied its obligations in respect of the indemnity in accordance with this clause, all obligations of the Company hereunder to renounce to the Subscriber any amount of the Qualifying Expenditures shall immediately thereafter cease; and

(h)    that the Company will maintain its status as a Principal Business Corporation throughout the Expenditure Period; and

(i)     to file all prescribed forms required under the Act necessary to renounce Qualifying Expenditures equal to the Commitment Amount to the Subscriber effective on or before December 31, 2006 and to provide the Subscriber with a copy of all such forms as are required to be provided thereto, all on a timely basis; and

(j)     that the Company will not be subject to the provisions of subsection 66(12.67) of the Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Subscriber in an amount equal to the Commitment Amount; and

(k)    that the Company will refrain from entering into transactions or taking deductions which would otherwise reduce its cumulative CEE or cumulative CDE to an extent it would preclude renunciation of Qualifying Expenditures hereunder in an amount equal to the Commitment Amount as contemplated herein; and

(l)    the Company will not knowingly renounce any of the Qualifying Expenditures to a trust, corporation or partnership with whom the Company has a prohibited relationship as defined in subsection 66(12.671) of the Act.

7.4	Covenants, Agreements, Representations and Warranties of the Subscriber.

The Subscriber covenants, agrees and represents and warrants to the Company:

(a)    that neither the Subscriber, nor the beneficial purchaser, as the case may be, has or will knowingly enter into any agreement or arrangement to which the Company is not a party which will cause the Flow-Through Shares to be or become “prescribed shares” for purposes of the Act;

(b)    if the Subscriber or beneficial purchaser, as the case may be, is a corporation, trust or partnership, it, to the best of its knowledge, does not and will not have, in respect of a renunciation of Qualifying Expenditures hereunder, a “prohibited relationship” with the Company within the meaning of subsection 66(12.671) of the Act; and

(c)    the Subscriber is not a non-resident of Canada for purposes of the Act.

8.	Miscellaneous.

8.1	Amendment; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Subscriber; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8.2	Survival of Representations and Warranties.

All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

8.3	Successors and Assigns; No Third Party.

All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and, to the extent provided in this Agreement.

8.4	Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Pacific Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the this Agreement later than 4:30 p.m. (Pacific Standard Time) on any date and earlier than 11:59 p.m. (Pacific Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: At the address set forth next to the Company’s acceptance of this Agreement as set forth on the signature page hereto.

If to the Subscriber: At the address set forth below the Subscriber’s name on the signature page hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such party.

8.5	Headings.

The headings herein are inserted for convenience only and do not constitute a part of this Agreement. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

8.6	Governing Law; Consent to Jurisdiction.

The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.7	Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber will be entitled to specific performance of the obligations of the Company hereunder. The Company and the Subscriber agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.8	Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

8.9	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10	Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

8.11	Fees and Expenses.

Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

8.12	English Language.

The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Subscribed for Flow-Through Shares be drawn up in the English language only.

8.13	Knowledge.

As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

8.14	Reference Date and Effective Date.

The reference date of this Agreement is February 8, 2006. The date of acceptance of this Agreement by the Company, as set forth on the signature page, shall be the “effective date” hereof.

SIGNATURES APPEAR ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the dates set forth below.

Number Of Subscribed
(Name of Subscriber - please print)	for Flow-Through Shares:

By:	Aggregate Consideration: $
Authorized Signature
Paid by Delivery of $

(Official Capacity or Title - please print)	Date the Subscription

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)	Agreement Signed by the Subscriber:

(Subscriber’s Address including Country of Residence)

(Telephone Number)/(Facsimile Number)

ACCEPTANCE

The Company hereby accepts the above subscription for the Subscribed for Flow-Through Shares of the Company effective the ______day of _________________________ , 2006.

Mogul Energy International, Inc.	Address:	Mogul Energy International, Inc.
By:		520 Pike Street, Suite 2210
Name:		Seattle, Washington 98101
Facsimile: (206) 357-4211

EXHIBIT 1.4

REGULATION S - DEFINITION OF US PERSON

Rule 902(k) of Regulation S states:

(1)	“US person” means:

(i)	Any natural person resident in the United States; (1)

(ii)	Any partnership or Company organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a US person;

(iv)	Any trust of which any trustee is a US person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or Company if:

(A)	Organized or incorporated under the laws of any foreign jurisdiction; and

(B)
Formed by a US person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)	The following are not “US persons”:

(i)
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a US person if:

(A)	An executor or administrator of the estate who is not a US person has sold or Subscribed for Flow-Through Shares investment discretion with respect to the assets of the estate; and

(B)	The estate is governed by foreign law;

(iii)
Any trust of which any professional fiduciary acting as trustee is a US person, if a trustee who is not a US person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a US person;

(iv)	An employee benefit plan established and administrated in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	Any agency or branch of a US person located outside the United States if:

(A)	The agency or branch operates for valid business reasons; and

(B)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(3)	United States. “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

EXHIBIT 1.5(A)

REPRESENTATION LETTER

FOR

RESIDENTS OF ALBERTA AND BRITISH COLUMBIA, CANADA

TO:	Mogul Energy International, Inc. (the “Company”)

In connection with the purchase by the undersigned of Subscribed for Flow-Through Shares of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference, ?, 2006 the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Alberta or British Columbia or is otherwise subject to the securities laws of Alberta or British Columbia, and is either (A) an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is purchasing the Subscribed for Flow-Through Shares as a principal, does not have a “prohibited relationship” with the Company as described in s. 7.4(b) of the Subscription Agreement and is (please check all applicable descriptions):

_____ (i) a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

_____ (iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

_____ (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

_____ (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

_____ (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

DATED:__________ , 2006

(Name of Subscriber - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

IMPORTANT:	IF APPLICABLE, PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

SCHEDULE A TO EXHIBIT 1.5(A)
(ALBERTA AND BRITISH COLUMBIA)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Meaning of “Accredited Investor”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all the categories that apply to you):

(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)
a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;

(t)
a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)
a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner with the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A Exhibit “1.5(A)” are in Canadian Dollars.

Exhibit 1.5(B)

ONTARIO RESIDENTS

REPRESENTATION LETTER

TO:	Mogul Energy International, Inc. (the “Company”)

In connection with the purchase by the undersigned of Subscribed for Flow-Through Shares of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference, ? 2006 the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Ontario or is otherwise subject to the securities laws of Ontario, and is either (A) an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is purchasing the Subscribed for Flow-Through Shares as a principal, does not have a “prohibited relationship” with the Company as described in s. 7.4(b) of the Subscription Agreement and is (please check all applicable descriptions):

_____	(a)	a founder of the issuer,
_____	(b)	an affiliate of a founder of the issuer,
_____	(c)	a spouse, parent, brother, sister, grandparent or child of an executive, director or founder of the issuer, or
_____	(d)	a person that is a control person of the issuer.

DATED:__________ , 2006

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

IMPORTANT:	PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

Schedule A Exhibit 1.5(B)

REPRESENTATION LETTER
(ONTARIO)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Meaning of “Accredited Investor”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all categories that apply to you):

(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)
a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;

(t)
a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)
a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner with the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A Exhibit “1.5(B)” are in Canadian Dollars.

Exhibit 1.5(C)

SASKATCHEWAN RESIDENTS

REPRESENTATION LETTER

TO:	Mogul Energy International, Inc. (the “Company”)

In connection with the purchase by the undersigned of Subscribed for Flow-Through Shares of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference, ?, 2006 the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Saskatchewan or is otherwise subject to the securities laws of Saskatchewan, and is an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials.

DATED:_______________ , 2006

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

IMPORTANT:	PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

Schedule A Exhibit 1.5(C)

REPRESENTATION LETTER

(SASKATCHEWAN)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Meaning of “Accredited Investor”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all categories that apply to you):

(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)
a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);**

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;

(t)
a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)
a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner with the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A Exhibit “1.5(C)” are in Canadian Dollars.